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                                                                    EXHIBIT 99.1


             DRUG EMPORIUM, INC. COMPLETES SALE OF DRUGEMPORIUM.COM

      -Sheds approximately $8 million in Liabilities and Lease Obligations-
      -Receives up to 2.4 million Convertible Shares of HealthCentral.com-
             -Opportunity to Earn Several Million Additional Shares-
               -Refocuses Efforts on Brick and Mortar Operations-

         Powell, Ohio, September 19, 2000 - Drug Emporium, Inc. (NASDAQ: DEMP - news) today announced the completion of its sale of the assets of DrugEmporium.com to HealthCentral.com.

         Under the terms of the asset purchase agreement, Drug Emporium, Inc. received preferred stock from HealthCentral.com convertible into up to 2.4 million common shares which are currently trading at approximately $3.00 per share, and the opportunity to potentially earn several million additional shares if certain revenue targets are met based on future DrugEmporium.com initiatives and programs that are in the early stages of implementation. In addition, HealthCentral.com will assume approximately $2 million in current liabilities and approximately $6 million in lease obligations of DrugEmporium.com, primarily made up of trade accounts payable and certain hardware/software leases.

         Assets acquired by HealthCentral.com include the DrugEmporium.com website with all related software and hardware, a leased 60,000 square foot distribution center and automated prescription fulfillment center located in Louisville, Kentucky.

         HealthCentral.com customers placing online orders will have the ability to pick up those orders at their neighborhood Drug Emporium store, including same-day pick-up of acute care prescription orders. HealthCentral.com and Drug Emporium also executed a 10-year Services Agreement, which provides for in-store joint promotional and advertising opportunities, access to the Drug Emporium purchasing system and buying power, and various other synergies between the two companies. The Services Agreement also provides revenue sharing opportunities based on transactions involving both the 133 Drug Emporium Company-owned stores and HealthCentral.com online customers.

         "We have found an excellent Internet partner to serve our customers and compliment our brick and mortar business," said David Kriegel, Chairman and Chief Executive Officer of Drug Emporium, Inc. "This agreement allows Drug Emporium to maintain a relationship with a leading Internet company through our Services Agreement with HealthCentral, while allowing us to refocus our efforts on Drug Emporium's brick and mortar business."
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ABOUT DRUG EMPORIUM, INC.
-------------------------

         Drug Emporium, Inc. (NASD: DEMP) owns and operates 133 brick-and-mortar stores under the names Drug Emporium, F&M Super Drug Stores and Vix Drug Stores. All brick-and-mortar stores operate full-service pharmacies and specialize in discount-priced merchandize including health and beauty aids, cosmetics and greeting cards. The company also franchises an additional 39 stores under the Drug Emporium name. Drug Emporium, Inc. is headquartered in Powell, Ohio.

Except for historical information contained herein, the statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. From time to time, the Company may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements are based on the current expectations of management and are subject to, and are qualified by, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These risks and uncertainties include, but are not limited to the high level of competition as to price and selection from a variety of sources, possible further downward pressure on pharmacy margins from managed care networks, the Company's ability to economically eliminate under-performing stores, and general economic conditions.

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